                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                        EXCHANGE ACT OF 1934, AS AMENDED


Filed by the Registrant [X]


Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.


                                 PawnMart, Inc.
             ------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



             ------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange
             Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

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         (2) Form, Schedule or Registration Statement No.:

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         (3) Filing Party:

             -------------------------------------------------------------------

         (4) Date Filed:

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


                                 PAWNMART, INC.
                        301 COMMERCE STREET, SUITE 3600
                            FORT WORTH, TEXAS 76102


                                  May 19, 1999


Dear Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of PawnMart, Inc. (the "Company") to be held on Tuesday, June 22, 1999, at 9:00 a.m., local time, at The Ridglea Bank Building, 6300 Ridglea Place, Fort Worth, Texas.

     The attached Notice of Annual Meeting and Proxy Statement fully describes the formal business to be conducted at the Meeting.

     Directors and officers of the Company, as well as a representative of the Company's independent auditors, will be present at the Annual Meeting to respond to any questions you may have.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND the Annual Meeting, please COMPLETE, sign, date and PROMPTLY return the ACCOMPANYING proxy in the ENCLOSED POSTAGE-PAID envelope. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                       Sincerely,

                                       /s/ CARSON R. THOMPSON

                                       Carson R. Thompson
                                       Chief Executive Officer
                                       Chairman of the Board

                                 PAWNMART, INC.
                        301 COMMERCE STREET, SUITE 3600
                            FORT WORTH, TEXAS 76102

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 22, 1999

                              -------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of PawnMart, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, June 22, 1999, at 9:00 a.m., local time, at The Ridglea Bank Building, 6300 Ridglea Place, Fort Worth, Texas for the following purposes:

         1. To elect two (2) Class II directors for terms expiring in 2002;

         2. To ratify the selection of KPMG LLP as the Company's independent auditors for fiscal year ending January 29, 2000; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The transfer books will not be closed, but only stockholders of record at the close of business on May 7, 1999, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A complete list of the stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, at the offices of the Company during the ten days preceding the meeting and will also be available for inspection at the Annual Meeting.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying proxy statement for further information with respect to the business to be transacted at the Annual Meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND, THE COMPANY DESIRES TO HAVE MAXIMUM REPRESENTATION AT THE MEETING AND RESPECTFULLY REQUESTS THAT YOU SIGN, DATE, AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PAID ENVELOPE PROVIDED. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROXY MAY BE REVOKED BY A STOCKHOLDER AT ANY TIME PRIOR TO ITS USE AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT.

                                       By Order of the Board of Directors,

                                       /s/ CARSON R. THOMPSON

                                       Carson R. Thompson
                                       Chief Executive Officer
Fort Worth, Texas                      Chairman of the Board
May 19, 1999





                            YOUR VOTE IS IMPORTANT.
      PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE
                        POSTAGE PAID ENVELOPE PROVIDED.

                                 PAWNMART, INC.
                        301 COMMERCE STREET, SUITE 3600
                            FORT WORTH, TEXAS 76102

                              -------------------

                                PROXY STATEMENT
                                  MAY 19, 1999

                              -------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of PawnMart, Inc., a Delaware corporation (hereinafter referred to as the "Company"), in connection with the solicitation by the Company of proxies to be used in voting at the Annual Meeting of Stockholders (together with any and all adjournments thereof, the "Annual Meeting") to be held at 9:00 a.m., local time, on Tuesday, June 22, 1999, at The Ridglea Bank Building, 6300 Ridglea Place, Fort Worth, Texas, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the foregoing notice, the enclosed form of proxy and a copy of the Company's Annual Report to Stockholders for the fiscal year ended January 30, 1999, are first being mailed to the stockholders of the Company on or about May 19, 1999. THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     A person giving the enclosed proxy has the power to revoke it by giving notice to the Secretary of the Company in person, or by written notification actually received by the Secretary (including by delivery of a later dated proxy card), at any time prior to its being exercised. You may also revoke a previously given proxy by appearing and voting at the Annual Meeting. Your appearance at the Annual Meeting will not, in and of itself, constitute a revocation of any proxy previously given. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted FOR the election of the Class II director nominees recommended by the Board of Directors, FOR the ratification of the selection of KPMG LLP as the Company's independent auditors for fiscal year ending January 29, 2000, and in accordance with the discretion of the named attorneys-in-fact on other matters properly brought before the Annual Meeting.

     As of May 7, 1999, the Company had 7,209,445 shares of Common Stock, par value $.01 per share ("Common Stock"), issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote. Only stockholders of record at the close of business on May 7, 1999, will be entitled to notice of, and to vote at, the Annual Meeting.

QUORUM REQUIRED

     A quorum for the Meeting requires the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the Meeting. If a quorum is not present, the Meeting may be adjourned from time to time without further notice, if the time and place of the adjourned meeting are announced at the Meeting, until a quorum is obtained. Shares held by stockholders present at the meeting in person who do not vote on a particular matter, ballots marked "abstain" with respect to a matter and "broker nonvotes" that cannot be voted on a matter will be counted as present at the Meeting for quorum purposes, but will be deemed not to have been cast and will have no legal effect on the vote with respect to any such matter.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such service. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Action will be taken at the Annual Meeting for the election of two Class II directors each of whom will serve for a three-year term expiring in 2002. The Company's nominating committee and the Board of Directors has nominated the persons named below to stand for election as Class II directors at the Annual Meeting. Each of the persons nominated presently serve as a Class II director of the Company. Also listed below are each of the Class I and Class III directors whose terms will continue after the meeting. It is intended that the attorneys-in-fact named in the proxy card will vote FOR the election of the Class II director nominees listed below, unless instructions to the contrary are given therein. These nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, it is intended that the attorneys-in-fact will vote FOR such substitute nominees as the Board of Directors may designate. All directors elected at the Annual Meeting will hold office for their respective terms and until their respective successors are elected and qualified.

CLASS II DIRECTOR NOMINEES - TERMS EXPIRE 2002

     Robert D. Bourland, Jr. (Age 57) has served as a Director since 1994. From September 1998 to December 1998, he served the Company as President - Franchising. From July 1994 to September 1998, he served the Company as President and Chief Operating Officer. From 1985 until joining the Company, he served as President of Cook's Nook, Inc., a specialty retailer of gourmet cookware. From 1964 until that time, he served in various retail management positions with the Radio Shack division of Tandy Corporation, including serving as Senior Vice President - Managing Director, Tandy U.K. and as Tandy's Divisional Vice President responsible for 1,200 Radio Shack stores. Radio Shack is a specialty retailer of consumer electronic products.

      James E. Berk (Age 53) has served as a Director since 1997. From January 1999 to the present, Mr. Berk has served as a consultant for Berk Development, a consulting firm. From 1997 to 1998, Mr. Berk was Vice Chairman and Chief Executive Officer of APC, Inc., a specialty retailer and wholesaler of auto parts. Mr. Berk founded and, from 1993 to 1997, served as the President, Chief Executive Officer and Chairman of the Board for Teach & Play Smart, Inc., a privately-held specialty retail chain of children's educational products. Prior to that time, he served as President and Chief Executive Officer of Bizmart, Inc., a chain of office products superstores, and President and Chief Operating Officer of The Wholesale Club, a chain of discount retail stores, and served in various other companies in management capacities.

CLASS III DIRECTORS - TERMS EXPIRE 2000

     Mark E. Kane (Age 44) has served as a Director since 1997. Presently, he is President and Chief Executive Officer of Compact Discs International, LLC, an international affiliate of CD Warehouse Inc. that owns the worldwide development rights for the CD Warehouse Inc. franchise concept. Mr. Kane founded and, from 1992 to 1997, served as President and Chief Executive Officer of CD Warehouse Inc., a publicly traded national franchising firm specializing in the sale of new and pre-owned compact discs.

     Monty R. Standifer (Age 59) has served as a Director since 1997. From July 1995 to the present, Mr. Standifer has served as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Gadzooks, Inc., a specialty retailer of apparel products. From June 1992 until July 1995, Mr. Standifer served as Vice President - Treasurer and Chief Financial Officer of Gadzooks, Inc. From July 1991 to June 1992, Mr. Standifer served as Senior Vice President and Chief Financial Officer of AmeriServ Food Company, a food service systems distributor. Prior to that time, Mr. Standifer was a co-founder of Bizmart, Inc., a chain of office products superstores, serving as Vice President - Finance, Treasurer and Secretary from its founding in October 1987 until July 1991, shortly after the company was sold. Mr. Standifer was previously employed by Tandy Corporation for 14 years in various financial management positions.

CLASS I DIRECTORS - TERMS EXPIRE 2001

     Carson R. Thompson (Age 60) has served as a Director since 1996. In March 1997, he was named Chairman of the Board and Chief Executive Officer of the Company. Prior to this, Mr. Thompson served as President, Chief Executive Officer and Chairman of the Board of The Bombay Company, Inc., a specialty retailer of home furnishing products. Mr. Thompson joined Tandy Corporation, Fort Worth, Texas in 1957, and held various management positions before becoming President in 1981 of Tandy Brands, Inc., a spin-off of Tandy Corporation and a manufacturer and specialty retailer of various products. From 1982 to 1991, Mr. Thompson was Chairman and Chief Executive Officer, from 1991 to 1996, he was Chairman, and from 1996 to 1997, he was President and Chief Executive Officer of The Bombay Company. Mr. Thompson serves as a director of The Bombay Company, Inc. (NYSE:BBA), the University of North Texas Health Science Center at Fort Worth, and the Osteopathic Health Foundation, Inc., and is a member of the Board of Advisors of the College of Business Administration at the University of Oklahoma.

     Robert E. Camp (Age 55) has served as a Director since 1995. He founded and, from 1993 until the present, served as President of Hero's Welcome, Inc., a privately held retail/mail order business. From 1982 until 1992, Mr. Camp was the founder and Chief Executive Officer of Simpson & Fisher Companies, Inc., a specialty retailer of apparel and home furnishing products. Mr. Camp is the former Chief Executive Officer of Fort Worth based Pier 1 Imports, Inc., a specialty retailer of home furnishing products, having been with that company for 18 years. Mr. Camp currently serves as a director for Restoration Hardware, Inc. (NASDAQ:RSTO), a publicly-held retailer of specialty home furnishings and decorative hardware.

     J. Roger Williams (Age 49) has served as a Director since April 1998. From 1974 to 1995, he served as President and Chief Executive Officer of Jack Williams Automall, a multi-line automobile dealership. Since 1995, he has served as Chairman of the Board and Chief Executive Officer of Roger Williams Automall, a multi-line automobile dealership, in Weatherford, Texas, and Chairman of the Board of Vestry Corporation of Fort Worth, Texas. He also owns and operates Roger Williams Ranches in Weatherford, Texas.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors has established three committees: an Audit and Finance Committee, a Compensation and Human Resources Committee and a Nominating Committee. Each of these committees has one or more members who serve at the discretion of the Board of Directors.

     The Audit and Finance Committee, currently comprised of Messrs. Standifer and Berk, is responsible for reviewing the Company's financial statements, audit reports, internal financial controls and the services performed by the Company's independent public accountants, and for making recommendations with respect to those matters to the Board of Directors. The Audit and Finance Committee held two meetings during the fiscal year ended January 30, 1999.

     The Compensation and Human Resources Committee, currently comprised of Messrs. Camp, Kane and Williams, is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation of executive officers, other compensation matters and awards under the Company's stock option plan. The Compensation and Human Resources Committee acted by unanimous written consent four times during the fiscal year ended January 30, 1999.

     The Nominating Committee, currently comprised of Messrs. Thompson, Bourland and Camp, is responsible for developing a strategy and criteria for new board members and making recommendations to the Board of Directors that the selection of future board members should be based thereon. The Nominating Committee acted by unanimous written consent one time during the fiscal year ended January 30, 1999.

     The Board of Directors held four formal meetings and acted by unanimous written consent seven times during the fiscal year ended January 30, 1999. During the fiscal year ended January 30, 1999, no director of the Company attended less than 75% of the total number of meetings of the Board of Directors and all committees on which such director served.

COMPENSATION OF DIRECTORS

     Cash Compensation. No cash compensation has been paid by the Company to its directors prior to the date of this Proxy Statement. Directors are reimbursed for their ordinary and necessary expenses incurred in attending meetings of the Board of Directors or a committee thereof.

     1997 Stock Option Plan for Directors. Effective as of October 16, 1997, the 1997 PawnMart, Inc. Director Stock Option Plan (the "Directors' Option Plan") was approved by the Company's Board of Directors and the holders of a majority of the outstanding shares of the Company's Common Stock.

     Stock options will be granted under the Directors' Option Plan to any director who is not an employee of the Company and is not a holder of more than 5% of the outstanding shares of the Company's Common Stock or a person who is in control of such holder ("Eligible Directors").

     Newly appointed Eligible Directors will automatically receive an initial grant of options to purchase 25,000 shares of Common Stock upon their appointment to the Board of Directors. All Eligible Directors will receive annual grants of options to purchase the lesser of 20,000 shares of Common Stock or $200,000 in market value of underlying Common Stock as of the date following each annual meeting of the Company's stockholders. The exercise price of options granted under the Directors' Option Plan shall be one hundred percent (100%) of the fair market value of the Common Stock on the date of grant or such higher price as may be determined by the Compensation and Human Resources Committee. Options granted pursuant to the Directors' Option Plan are immediately exercisable. The expiration date can be no more than ten years from the date of grant. Payment for shares purchased upon exercising an option is made in cash or by certified check, bank draft or money order, or by delivery of previously owned shares of Common Stock held for at least six months (at their fair market value), or partly in cash and partly in such Common Stock.

     A maximum of 263,788 shares of Common Stock (subject to certain anti-dilution adjustments) may be issued to Eligible Directors upon the exercise of options granted under the Directors' Option Plan. As of the date of this Proxy Statement, options for 125,000 shares of Common Stock had been granted and are outstanding under the Directors' Option Plan. All options have exercise prices ranging from $4.25 to $4.44 per share of Common Stock.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE INDIVIDUALS NOMINATED FOR ELECTION AS CLASS II DIRECTORS.

                                 PROPOSAL NO. 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     KPMG LLP, independent certified public accountants, served as independent auditors for the Company for the fiscal year ended January 30, 1999 and has reported on the Company's consolidated financial statements. The Board, upon the recommendation of the Audit and Finance Committee, has selected KPMG LLP as the Company's independent auditors for fiscal year ending January 29, 2000 and recommends that the stockholders ratify this selection. The Board has been advised that KPMG LLP has no relationship with the Company or its subsidiaries.

     A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

     Stockholder ratification is not required for the selection of KPMG LLP as the Company's independent auditors for fiscal year January 29, 2000 because the Board has responsibility for selection of the Company's independent auditors. The selection is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of May 1, 1999, certain information with respect to voting securities, the Common Stock shares, beneficially owned by (i) each person who is known by the Company to beneficially own more than five percent of the Company's outstanding shares of Common Stock, (ii) the directors and certain executive officers of the Company, individually; and
(iii) the directors and all executive officers of the Company as a group.

                                                                         Shares Beneficially Owned (1)(2)
                                                                        ----------------------------------
                                                                        Number of Shares  Percent of Total
BENEFICIAL OWNER                                                        ----------------  ----------------
----------------
Directors and Executive Officers:

 Carson R. Thompson (3)(9) ..........................................        481,385            6.3%
 Michael D. Record (3)(10) ..........................................         35,300            *
 Thomas W. White (3)(11) ............................................         23,425            *
 Randall L. Haden (3)(12) ...........................................         66,255            *
 Robert D. Bourland (3)(13) .........................................        134,094            1.8%
 Robert E. Camp (4)(14) .............................................         46,487            *
 James E. Berk (5)(14) ..............................................         28,243            *
 Monty R. Standifer (6)(14) .........................................         53,243            *
 Mark E. Kane (7)(14) ...............................................         28,243            *
 J. Roger Williams (8)(15) ..........................................         53,500            *
    All directors and executive officers as a group (10 persons) ....        950,175           12.5%

* Less than 1% of the outstanding shares of Common Stock.

(1) Unless otherwise noted, the Company believes that each person named in the table has sole voting and investment power with respect to all shares beneficially owned by such persons.

(2) In calculating the percentage of shares beneficially owned, the number of shares of Common Stock deemed outstanding was 7,580,972. This number includes 371,527 shares issuable pursuant to stock options and warrants that may be exercised within sixty (60) days after May 1, 1999.

(3)   His address is 301 Commerce Street, Suite 3600, Fort Worth, Texas 76102.

(4)   The address for Mr. Camp is Rural Route 1, Box 202, North Hero, Vermont
      05474.

(5) The address for Mr. Berk is 437 South Highway 101, Suite 677, Solana Beach, California, 92075.

(6) The address for Mr. Standifer is 4121 International Parkway, Carrollton, Texas 75007.

(7) The address for Mr. Kane is 1017 N. Central Expressway, Suite 200, Plano, Texas 75075.

(8) The address for Mr. Williams is 1015 Fort Worth Street, Weatherford, Texas 76086.

(9)   Includes options exercisable into 104,079 shares of Common Stock.

(10)  Includes options exercisable into 33,300 shares of Common Stock.

(11)  Includes options exercisable into 15,182 shares of Common Stock.

(12)  Includes options and warrants exercisable into 30,182 shares of Common
      Stock.

(13)  Includes options exercisable into 59,784 shares of Common Stock.

(14)  Includes options exercisable into 20,000 shares of Common Stock.

(15)  Includes options and warrants exercisable into 49,000 shares of Common
      Stock.

                               EXECUTIVE OFFICERS

     Set forth below are each of the Company's executive officers and his name, age, all positions and offices held by him with the Company and his principal occupations and business experience for the past five years. All officers are elected by the Board of Directors, each to hold office until his successor is duly elected and qualified, or if earlier, until his resignation, removal from office or death.

     Carson R. Thompson (Age 60) has served as a Director since 1996. In March 1997, he was named Chairman of the Board and Chief Executive Officer of the Company. Prior to this, Mr. Thompson served as President, Chief Executive Officer and Chairman of the Board of The Bombay Company, Inc., a specialty retailer of home furnishing products. Mr. Thompson joined Tandy Corporation, Fort Worth, Texas in 1957, and held various management positions before becoming President in 1981 of Tandy Brands, Inc., a spin-off of Tandy Corporation and a manufacturer and specialty retailer of various products. From 1982 to 1991, Mr. Thompson was Chairman and Chief Executive Officer, from 1991 to 1996, he was Chairman, and from 1996 to 1997, he was President and Chief Executive Officer of The Bombay Company. Mr. Thompson serves as a director of The Bombay Company, Inc. (NYSE:BBA), the University of North Texas Health Science Center at Fort Worth, and the Osteopathic Health Foundation, Inc., and is a member of the Board of Advisors of the College of Business Administration at the University of Oklahoma.

     Michael D. Record (Age 45) joined the Company on September 8, 1998 as President. Mr. Record was previously employed for six years with Cash America International, Inc., most recently as Vice President of Operations where he was responsible for 118 stores. Mr. Record has been employed in the pawnshop industry for over twenty years.

     Thomas W. White (Age 29) was named Senior Vice President and Chief Financial Officer of the Company on January 7, 1999. From October 1997 until January 1999, he was employed as the Company's Vice President -- Finance and Chief Accounting Officer. Mr. White was previously employed for six years with the accounting firm of KPMG LLP, most recently as an assurance manager serving numerous clients within the financial services, manufacturing and retailing industries.

     Randall L. Haden (Age 38) joined the Company in February 1994 as Vice President - Information Services. From November 1991 until joining the Company, he was employed by Search Capital Group, Inc., a publicly-held consumer finance company, most recently as Vice President - Information Services.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation earned by the Chief Executive Officer of the Company and each executive officer of the Company whose total annual salary and bonus exceeds $100,000 during the fiscal years ended January 30, 1999 ("Fiscal 1998"), January 31, 1998 ("Fiscal 1997") and January 26, 1997 ("Fiscal 1996") (collectively, the "Named Executive Officers"). As of the date hereof, the Company has not granted any stock appreciation rights.

                                                                                            Long-Term
                                                                                           Compensation
                                                                                           ------------
                                                                 Annual Compensation        Securities
Name and Principal                                 Fiscal     -------------------------     Underlying        All Other
Position During Fiscal 1998                         Year      Salary ($)      Bonus ($)     Options (#)    Compensation ($)
---------------------------                         ----      ----------      ---------     -----------    ----------------

 Carson R. Thompson .....................           1998        150,000             --        175,000             --
      Chairman of the Board and                     1997         80,769          6,000        164,867             --
      Chief Executive Officer (1)(2)                1996             --             --             --             --

 Robert D. Bourland, Jr. ................           1998         97,112             --             --         27,000
      President, Chief Operating                    1997         90,000          5,400         98,920             --
      Officer and Director (1)(3)                   1996         90,000         17,500             --             --

--------------------
(1) Mr. Thompson and Mr. Bourland received personal benefits in addition to salary and bonuses. The aggregate amount of such personal benefits, however, did not exceed the lesser of $50,000 or 10% of the total of their annual salary and bonus.

(2) Mr. Thompson joined the Company in March 1997 at an annual salary of $100,000.

(3) From July 1994 to September 1998, Mr. Bourland served the Company as President and Chief Operating Officer. From September 1998 to December 1998, he served the Company as President - Franchising. In December 1998, Mr. Bourland resigned as President - Franchising and currently serves only as a director. In connection with the resignation, Mr. Bourland received $27,000 in severance pay.

     The following table summarizes grants of options to purchase shares of Common Stock under the PawnMart, Inc. 1997 Employee Stock Option Plan made during Fiscal 1998 to Named Executive Officers.

                                                                     Individual Grants
                                       --------------------------------------------------------------------------
                                         Number of     Percent of
                                         Securities   Total Options
                                         Underlying    Granted To    Exercise or
                                          Options     Employees in   Base Price Expiration  Black-Scholes Grant
               Name                    Granted (#)(1)  Fiscal Year   ($/Share)      Date   Date Present Value (3)
               ----                    --------------  -----------   ---------      ----   ----------------------

 Carson R. Thompson
      Chairman of the Board and
      Chief Executive Officer (1)         175,000          28.1%      $   4.25      6/12/08       $259,507
 Robert D. Bourland, Jr.
      President, Chief Operating
      Officer and Director (2)                 --            --             --           --             --

-------------------------------
(1) The options to purchase shares of Common Stock were granted under the 1997 PawnMart, Inc. Employee Stock Option Plan and vest over a period of five years.

(2)  No options were granted to Mr. Bourland during Fiscal 1998.

(3) The grant date present value has been determined using the Black-Scholes option pricing model with assumptions for the expected term of 3.93 years, the risk-free interest rate of 5.04%, the expected volatility of 37.90%, and no expected dividend yield.

     There were no exercises of stock options by any of the Named Executive Officers during Fiscal 1998. The table below lists the number of shares of Common Stock underlying each option held by the Named Executive Officers as of January 30, 1999.

                                     Number of Securities Underlying       Value of Unexercised In-The-Money
                                Unexercised Options at Fiscal Year End (#)   Options At Fiscal Year End ($)
                 Name                 Exercisable/Unexercisable              Exercisable/Unexercisable
                 ----                 -------------------------              -------------------------

Carson R. Thompson                        65,946/273,921                             $0/$0 (1)

Robert D. Bourland, Jr. (2)               19,784/40,000                              $0/$0 (1)

------------------
(1) All exercisable and unexercisable options held by Named Executive Officers have exercise prices ranging from $3.79 to $4.25 per share. At January 30, 1999, the closing market price of the Company's Common Stock as reported by the NASDAQ SmallCap Market was $1.66 per share.

(2) In connection with Mr. Bourland's resignation in December 1998, 39,136 unexercisable options were cancelled. The remaining 40,000 unexercisable options vested on April 30, 1999.

              EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

     On September 7, 1998, the Company entered into an employment agreement with Mr. Record providing for a minimum beginning annual salary of $120,000 and a $30,000 signing bonus. The employment agreement, which expires on December 31, 2000, provides Mr. Record with annual salary reviews at the beginning of each fiscal year and provides for his participation in any Company bonus plans upon the Company achieving an acceptable level of profitability. In connection with the employment agreement, Mr. Record was granted 125,000 stock options at an exercise price of $3.00. The options vest over a four-year period and expire in September 2008. In the event Mr. Record is terminated "without cause" or as a result of a "change of control" prior to expiration date of the agreement, Mr. Record is entitled to one-half of his annual base salary. The employment agreement also includes other provisions relating to benefits customary in agreements of this nature.

                           EMPLOYEE STOCK OPTION PLAN

     The Board of Directors and the stockholders of the Company have approved the adoption of the 1997 PawnMart, Inc. Employee Stock Option Plan (the "Plan"). Stock options granted pursuant to the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or non-qualified stock options. The number of shares of Common Stock reserved for issuance pursuant to the Plan is 1,000,000 shares. As of the date of this Proxy Statement, options for 878,923 shares of Common Stock had been granted and are outstanding under the Plan. All options have exercise prices ranging from $3.00 to $4.25 per share of Common Stock.

     The Plan is administered by the Compensation and Human Resources Committee (the "Committee") of the Board of Directors. Subject to the provisions of the Plan, the Committee has the exclusive power to grant options, to interpret the Plan, to grant waivers of restrictions thereunder and to adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the Plan.

     Options granted pursuant to the Plan become exercisable on such date or dates as may be established by the Committee. The exercise price of options granted under the Plan may not be an amount less than the market value of Common Stock at the time of grant. The exercise price must be paid in full in cash at the time an option is exercised or, if permitted by the Committee, by means of tendering previously owned shares of Common Stock held for at least six months (at their fair market value), or partly in cash and partly in Common Stock.

     In the event of a stock split, stock dividend, combination or reclassification or certain other corporate transactions, the Committee is authorized to make appropriate adjustments to the exercise price and number of shares subject to options granted under the Plan. Subject to certain limitations, the Board of Directors is authorized to amend, modify or terminate the Plan to meet any changes in legal requirements or for any other purpose permitted by law.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In July 1997, Mr. Thompson acquired an aggregate of 375,000 shares of 12% Series D Convertible Exchangeable Preferred Stock ("Series D Preferred Stock") for $750,000 in connection with Mr. Thompson's becoming a Chief Executive Officer of the Company. In connection with the completion of the Company's initial public offering on March 20, 1998, the 375,000 shares of Series D Preferred Stock were automatically converted into 187,500 shares of Common Stock at a conversion price of $4.00. In March of 1996, Mr. Thompson purchased a principal amount of $228,000 of 14% unsecured Convertible Subordinated Debentures due June 30, 1999 which converted into 57,000 shares of Common Stock in connection with the completion of the Company's initial public offering on March 20, 1998. In October 1997, Mr. Standifer acquired an aggregate of 50,000 shares of Series D Preferred Stock for $100,000 in connection with Mr. Standifer's becoming a Director of the Company. In connection with the completion of the Company's initial public offering on March 20, 1998, the 50,000 shares of Series D Preferred Stock were automatically converted into 25,000 shares of Common Stock at a conversion price of $4.00.

     During January and February 1998, the Company issued $225,000 in aggregate principal amount of unsecured notes payable to Mr. Thompson in consideration for Mr. Thompson advancing the Company $225,000 in cash. The notes, which accrued interest at 12 percent, were paid in full by the Company on March 20, 1998. During September and October 1998, the Company issued $322,000 in aggregate principal amount of unsecured notes payable to Mr. Thompson in consideration for Mr. Thompson advancing the Company $322,000 in cash. The notes, which accrued interest at 10 percent, were paid in full by the Company on October 16, 1998. The Company believes that said arrangements were no less favorable to the Company than would be available from unrelated third parties.

     All future transactions between the Company and its officers, directors and 5% stockholders will be on terms no less favorable than could be obtained from independent, third parties and will be approved by a majority of the independent, disinterested directors of the Company. Furthermore, any forgiveness of loans must be approved by a majority of the Company's independent directors who do not have an interest in the transactions and who have access, at the Company's expense, to the Company's counsel or independent counsel.

               COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

OVERVIEW

     The Compensation and Human Resources Committee of the Board of Directors supervises the Company's executive compensation. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation and Human Resources Committee reviews executive compensation surveys and other available information and may consult with independent compensation consultants.

     The Company seeks to provide an overall level of compensation to the Company's executives that are competitive within the pawnshop industry and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation and Human Resources Committee will exercise its discretion to set compensation where in its judgment external, internal, or individual circumstances warrant it.

     In general, the Company compensates its executive officers through a combination of base salary and long-term incentive compensation in the form of stock options.

BASE SALARY

     Base salary levels for the Company's executive officers are set generally to be competitive in relation to the salary levels of executives at other companies in the pawnshop industry or other companies of comparable size, taking into consideration the position's complexity, responsibility and need for special expertise. In reviewing salaries, the Compensation and Human Resources Committee takes into consideration the minimum salaries set forth in certain employment contracts (described elsewhere in this Proxy Statement) and also takes into account individual experience and performance.

LONG-TERM INCENTIVE COMPENSATION

     The Company provides long-term incentive compensation through its employee stock option plan, which is described elsewhere in this Proxy Statement. The number of shares covered by any grant is generally determined by the then current stock price, subject in certain circumstances, to vesting requirements. In special cases, grants may be made to reflect increased responsibilities or reward extraordinary performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Thompson was named Chief Executive Officer of the Company in March 1997. Mr. Thompson's base salary was increased from $100,000 to $150,000 during Fiscal 1998. In addition, Mr. Thompson received stock option grants based upon the overall achievements of the Company. The Compensation and Human Resources Committee believes that the total cash compensation paid to Mr. Thompson was appropriate in light of the Company's accomplishments during Fiscal 1998, including completion of the Company's initial public offering, the Company's store growth, and significant improvements in the Company's core lending operations.

     These accomplishments also support the Compensation and Human Resources Committee's belief that the Fiscal 1998 cash compensation of the Company's other executive officers was set at appropriate levels.

                   Compensation and Human Resources Committee

                   Robert E. Camp
                   Mark E. Kane
                   J. Roger Williams

                               PERFORMANCE GRAPH

     The following Performance Graph shows the changes since March 18, 1998 (the date the Company's Common Stock commenced public trading) in the value of $100 invested in: (1) the Company's Common Stock, (2) the Nasdaq Stock Market - U.S. Index, and (3) the common stock of a peer group of companies whose returns are weighted according to their respective market capitalizations. The values of each investment are based on share price changes and the reinvestment of dividends, if any. The peer group selected by the Company includes the Company, Cash America International, Inc., First Cash Financial Services, Inc., EZCORP, Inc., and U.S. Pawn, Inc.

     The comparisons shown in the following Performance Graph are based upon historical data. The Company cautions that the stock price performance shown in the Performance Graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the Performance Graph was obtained from SNL Securities, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

       PERFORMANCE GRAPH OF CUMULATIVE TOTAL RETURN AMONG PAWNMART, INC.,
              THE NASDAQ STOCK MARKET - U.S. INDEX AND PEER GROUP

                                                                PERIOD ENDING
                                          --------------------------------------------------------
INDEX                                       3/18/98     4/30/98    7/31/98    10/31/98    1/30/99
                                          ----------   ---------  ---------   --------   ---------
PawnMart, Inc.                             $ 100.00    $  95.64   $  78.25    $  42.02   $  38.40
NASDAQ Stock Market - U.S. Index           $ 100.00    $ 104.59   $ 104.70    $  99.71   $ 142.10
Peer Group                                 $ 100.00    $ 107.78   $  99.70    $  80.08   $  95.57

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, it is the intention of the attorneys-in-fact named in the accompanying proxy to vote in accordance with their judgment on such matters.

                              VOTING REQUIREMENTS

     With regard to the proposal for the Election of Directors, votes may be cast for or votes may be withheld from each nominee. No stockholder may vote for more than two nominees. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors.

     Under Delaware law, abstentions are counted as present for quorum purposes and are included in the calculation of shares "entitled to vote". Abstentions on a particular matter (other than the election of directors) will not be counted as votes cast in the affirmative and will therefore have the same effect as a vote against a particular matter (other than the election of directors) because each proposal (other than the election of directors) requires the affirmative vote of a specific number of shares.

     If no directions are specified in any duly signed and dated proxy card received by the Company, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the attorneys-in-fact named in the proxy FOR the election of the Class II director nominees recommended by the Board of Directors and FOR the ratification of the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending January 29, 2000 and in accordance with the discretion of the named attorneys-in-fact on other matters properly brought before the Annual Meeting.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by the Commission to furnish the Company with copies of all Section 16(a) reports they file.

     On March 20, 1998, the Company completed its initial public offering and became a reporting company. The Initial Statement of Beneficial Ownership of Securities on Form 3 for all executive officers and directors were not filed on a timely basis. Additionally, Mr. Record's Initial Statement of Beneficial Ownership of Securities on Form 3 was not filed on a timely basis. Based solely on its review of the copies of reports received by it, the Company believes that all other filing requirements applicable to executive officers and directors have been complied with during Fiscal 1998.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be included in the Company's proxy statement relating to the 2000 Annual Meeting of Stockholders of the Company must be received no later than January 29, 2000 at the Company's principal executive offices, 301 Commerce Street, Suite 3600, Fort Worth, Texas, 76102, Attention:
Corporate Secretary. Stockholders of the Company who intend to nominate candidates for election as a director or to bring other business before the meeting must also comply with the applicable procedures set forth in the Company's Bylaws. See "Stockholder Nomination of Director Candidates." The Company will furnish copies of such Bylaw provisions upon written request to the Secretary of the Company at the aforementioned address. It is suggested that proponents submit their proposals by certified mail, return receipt requested.

                 STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

     The Bylaws of the Company provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

     As described more fully in the Company's Bylaws, a stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth (i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) as to the stockholder giving the notice: (a) the name and address of such stockholder as it appears on the Company's books and (b) the class and number of shares of the Company that are owned of record by such stockholder. To be timely, notice of persons to be nominated by a stockholder as a director at a meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Company not more than 90 nor less than 60 days before the first anniversary of the preceding year's annual meeting.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, as filed with the Commission, will be furnished without charge to stockholders upon receipt by the Company of a request addressed to:

                                Thomas W. White
               Senior Vice President and Chief Financial Officer
                                 PawnMart, Inc.
                        301 Commerce Street, Suite 3600
                            Fort Worth, Texas 76102

     The enclosed form of proxy has been prepared at the direction of the Company, of which you are a stockholder, and is sent to you at the request of the Board of Directors. The proxies and attorneys-in-fact named herein have been designated by your Board of Directors.

     The Board of Directors of the Company urges you, even if you presently plan to attend the Annual Meeting, to execute the enclosed proxy and mail it as indicated immediately. You may revoke your proxy and vote in person if you are in fact able to attend the Annual Meeting.

                                       PAWNMART, INC.
                                       By Order of the Board of Directors,

                                       /s/ CARSON R. THOMPSON

                                       Carson R. Thompson
                                       Chief Executive Officer
Fort Worth, Texas                      Chairman of the Board
May 19, 1999

                                 PAWNMART, INC.

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PAWNMART, INC.
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 1999

         The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby appoints Carson R. Thompson and Thomas W. White, and each of them, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote at the Annual Meeting of Stockholders of PawnMart, Inc. to be held on June 22, 1999, or at any adjournment thereof, all shares of PawnMart, Inc. which the undersigned may be entitled to vote.

[X]      Please mark your votes as in this example.

1.       Election of Class II directors for terms expiring in 2002:

                  Robert D. Bourland, Jr.
                  James E. Berk

         [ ]      FOR ALL NOMINEES (except as indicated to the contrary below)

         [ ]      WITHHOLD AUTHORITY to vote for all the nominees above.

         [ ]      _______________________________ (To withhold authority to vote for any individual  nominee,  print the nominee's name)


2. To ratify the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending January 29, 2000.

         [ ]      FOR

         [ ]      AGAINST

         [ ]      ABSTAIN


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.



          (Please complete, sign and date this card on the next page)

                          (Continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSAL 2 AND ON ANY OTHER BUSINESS, IN THE DISCRETION OF THE PROXIES.

IMPORTANT.  Please date sign exactly as the name appears below.

                                             When shares are held by joint
                                             tenants, both should sign. When
                                             signing as attorney, executor,
                                             administrator, trustee or
                                             guardian, please give full title
                                             as such. If a corporation, please
                                             sign in full corporate name by
                                             president or other authorized
                                             officer. If a partnership, please
                                             sign in partnership name by
                                             authorized person.


                                             Dated                       , 1999
                                                   ----------------------



                                             -----------------------------------
                                             Signature


                                             -----------------------------------
                                             Signature (if held jointly)



                                             PLEASE MARK, SIGN, DATE AND MAIL
                                             THIS PROXY CARD PROMPTLY USING THE
                                             ENCLOSED POSTAGE-PAID ENVELOPE
                                             EVEN IF YOU PLAN TO ATTEND THE
                                             MEETING. IF YOU RECEIVE MORE THAN
                                             ONE PROXY CARD, PLEASE SIGN AND
                                             RETURN ALL CARDS IN THE ENCLOSED
                                             ENVELOPE.

                [ ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING